 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2015

DELANCO BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey	0-55087	80-0943940
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

615 Burlington Avenue, Delanco, New Jersey, 08075

 (Address of principal executive offices) (Zip Code)

(856) 461-0611

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

The annual meeting of Delanco Bancorp, Inc. (the “Company”) was held on August 27, 2015. The final results for each of the matters submitted to a vote of shareholders at the annual meeting are as follows:

1.	The following individuals were elected as directors, each for a three-year term by the following vote:

	FOR	WITHHELD

Thomas J. Coleman III	373,569	87,532
Daniel R. Roccato	373,797	87,304

There were 305,404 broker non-votes with respect to each nominee.

2.

The ratification of the appointment of Connolly, Grady & Cha, P.C. as the Company’s independent registered public accountants for the fiscal year ending March 31, 2016 was ratified by the shareholders by the following vote:

FOR	AGAINST	ABSTAIN

713,404	51,232	2,169

There were no broker non-votes on the proposal.

3.

The advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the annual meeting, was approved by the shareholders by the following vote:

FOR	AGAINST	ABSTAIN
367,453	78,097	15,551

There were 305,404 broker non-votes on the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELANCO BANCORP, INC.
Date: September 1, 2015	By: /s/ James E. Igo James E. Igo Chairman, President and Chief Executive Officer